Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 1999, relating to the financial statements of Prism Financial Corporation, included in Prism Financial Corporation's Registration Statement on Form S-1 (No. 333-74883) filed with the Commission on March 23, 1999, as amended from time to time. We also consent to the reference to us under the heading "Experts".


 /s/ PricewaterhouseCoopers LLP
 ------------------------------------
 Chicago, IL
 June 24, 1999